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                                                                     Exhibit 4.2

                            STEEL HEDDLE GROUP, INC.
                                    as Issuer

                                   $29,250,000

                   13 3/4% Senior Discount Debentures due 2009

                               Purchase Agreement

                                  May 21, 1998






DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION


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                            STEEL HEDDLE GROUP, INC.


                                   $29,250,000

                   13 3/4% Senior Discount Debentures due 2009

                               Purchase Agreement


                                                                    May 21, 1998


DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
277 Park Avenue
New York, New York  10172

Dear Sirs:

        Steel Heddle Group, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation (the "INITIAL PURCHASER") an aggregate of $29,250,000 in principal amount of its 13 3/4% Series A Senior Discount Debentures due 2009 (the "SERIES A DEBENTURES), subject to the terms and conditions set forth herein. The Series A Debentures are to be issued pursuant to the provisions of an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined below), between the Company and U.S. Trust Company of New York as trustee (the "TRUSTEE"). The Series A Debentures and the Series B Debentures (as defined below) issuable in exchange therefore are collectively referred to herein as the "DEBENTURES." Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture, except where noted otherwise.

        The Debentures are being issued and sold in connection with the purchase by the Company pursuant to a Stock Purchase Agreement dated May 1, 1998 (the "STOCK PURCHASE AGREEMENT"), from Butler Capital Corporation and certain other stockholders of all of the issued and outstanding shares of capital stock (the "ACQUISITION") of SH Holding Corp., a Pennsylvania corporation ("OLD HOLDINGS") and the indirect parent of Steel Heddle Mfg. Co., a Pennsylvania corporation ("STEEL HEDDLE"). Immediately following consummation of the Acquisition, (i) SH Intermediate Corp., a South Carolina corporation and Old Holdings' direct subsidiary ("INTERMEDIATE"), will be merged with and into Steel Heddle, Intermediate's direct subsidiary, with Steel Heddle being the surviving corporation ("MERGER I"), (ii) Old Holdings will be merged with and into Steel Heddle, with Steel Heddle being the Surviving Corporation ("MERGER II") and
(iii) SH-AIP Acquisition Corp., a Delaware Corporation and wholly owned subsidiary of the Company ("ACQUISITION CORP."),



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will be merged with and into Steel Heddle, with Steel Heddle being the surviving corporation ("MERGER III" and, together with Merger I and Merger II, collectively, the "MERGERS").

        In order to finance the Acquisition and substantially simultaneously therewith, (i) AIP and certain members of management will contribute $25 million in exchange for common equity of the Company, including management's investment of $2.0 million of securities of Old Holdings as part of the Acquisition (the "COMMON EQUITY CONTRIBUTION"), (ii) the Company will contribute the proceeds of $15 million from the issuance and sale of the Series A Debentures, (iii) Steel Heddle will enter into syndicated senior secured loan facilities providing for term loan borrowings in the aggregate principal amount of $30 million and revolving loan borrowings of up to $20 million (the "NEW CREDIT AGREEMENT") and will borrow $30 million in term loans and approximately $3.6 million of revolving loans, (iv) Steel Heddle will issue and sell (the "STEEL HEDDLE NOTE OFFERING") $100 million aggregate principle amount of 10 5/8% Senior Subordinated Notes due 2009 (the "STEEL HEDDLE NOTES") and (v) Steel Heddle will
(a) loan to the Company approximately $63 million pursuant to an intercompany note to pay part of the purchase price of the Acquisition and (b) use the remaining net proceeds from the Steel Heddle Notes Offering together with the proceeds of the borrowings under the New Credit Agreement to repay certain outstanding indebtedness of Steel Heddle and related transaction expenses.

        As used in this Agreement, (I) the term "ACQUISITION TRANSACTIONS" shall mean, collectively, the Acquisition, the Mergers and all of the transactions described in the immediately foregoing paragraph; (II) the term "ACQUISITION DOCUMENTS" shall mean, collectively, the Stock Purchase Agreement and all related acquisition agreements and documentation (including without limitation all documentation relating to or providing for the Mergers), (III) the term "BANK AGREEMENTS" shall mean, collectively, the New Credit Agreement and all related agreements creating security interests in the assets of Steel Heddle and the Company for the benefit of the holders of indebtedness arising under the New Credit Agreement, and (IV) the term "TRANSACTION DOCUMENTS" shall mean, collectively, the Acquisition Documents, the Bank Agreements, this Agreement, the Debentures and the Indenture.

        1. OFFERING MEMORANDUM. The Series A Debentures will be offered and sold to the Initial Purchaser pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Company has prepared a preliminary offering memorandum, dated May 7, 1998 (the "PRELIMINARY OFFERING MEMORANDUM") and a final offering memorandum, dated May 21, 1998 (the "OFFERING MEMORANDUM"), relating to the Series A Debentures.

        Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Debentures (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:



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        "THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF
1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD,
PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE.
BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

        (1) REPRESENTS THAT (i) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT)(a "QIB") OR (ii) IT HAS ACQUIRED THIS DEBENTURE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT,

        (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (i) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (ii) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (iii) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (iv) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (v) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (vi) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

        (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING."

        2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the



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terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees, to purchase from the Company, an aggregate principal amount of $29,250,000 of Series A Debentures at a purchase price equal to 49.797% of the principal amount thereof (the "PURCHASE PRICE").

        3. TERMS OF OFFERING. The Initial Purchaser has advised the Company that the Initial Purchaser will make offers (the "EXEMPT RESALES") of the Series A Debentures purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchaser reasonably believes to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS") and (ii) to persons permitted to purchase the Debentures in offshore transactions in reliance upon Regulation S under the Act (each, a "REGULATION S PURCHASERS") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASER"). The Initial Purchaser will offer the Series A Debentures to Eligible Purchasers initially at a price equal to 51.337% of the principal amount thereof. Such price may be changed at any time without notice.

        Holders (including subsequent transferees) of the Series A Debentures will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Debentures constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Act (the EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 13 3/4% Series B Senior Discount Debentures (the "SERIES B DEBENTURES"), to be offered in exchange for the Series A Debentures (such offer to exchange being referred to as the "EXCHANGE OFFER") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series A Debentures and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Debentures, and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."



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        4.      DELIVERY AND PAYMENT.

                (a) Delivery of, and payment of the Purchase Price for, the Series A Debentures shall be made at the offices of Kirkland & Ellis, New York, New York, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on May 26, 1998 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchaser and the Company in writing. The time and date of such delivery and the payment for the Debentures are herein called the "CLOSING DATE."

                (b) One or more of the Debentures in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Debentures (collectively, the "GLOBAL DEBENTURE"), shall be delivered by the Company to the Initial Purchaser (or as the Initial Purchaser directs) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchaser of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Debenture shall be made available to the Initial Purchaser for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

        5. AGREEMENTS OF ACQUISITION CORP. The Company hereby agrees with the Initial Purchaser as follows:

                (a) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Debentures for offering or sale in any jurisdiction designated by the Initial Purchaser pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Debentures under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Debentures under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.



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                (b)     To furnish the Initial Purchaser and those persons
identified by the Initial Purchaser to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchaser's compliance with its representations and warranties and agreements set forth in
Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchaser in connection with Exempt Resales.

                (c) During such period as in the opinion of counsel for the Initial Purchaser an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchaser and in connection with market-making activities of the Initial Purchaser for so long as any Series A Debentures are outstanding, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which the Initial Purchaser shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchaser's reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

                (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchaser, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchaser, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchaser and such other persons as the Initial Purchaser may designate such number of copies thereof as the Initial Purchaser may reasonably request.

                (e) Prior to the sale of all Series A Debentures pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchaser and counsel to the Initial Purchaser in connection with the registration or qualification of the Series A Debentures for offer and sale to the Initial Purchaser and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent



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to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

                (f) So long as the Debentures are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Debentures a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                (g) So long as the Debentures are outstanding, to furnish to the Initial Purchaser as soon as available copies of all reports or other communications furnished by the Company to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchaser may reasonably request.

                (h) So long as any of the Series A Debentures remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available to any holder of Series A Debentures in connection with any sale thereof and any prospective purchaser of such Series A Debentures from such holder, the information ("RULE 144A INFORMATION") required by Rule 144A(d)(4) under the Act.

                (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and accountants of the Company in connection with the sale and delivery of the Series A Debentures to the Initial Purchaser and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchaser and persons designated by the Initial



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Purchaser in the quantities specified herein, (ii) all fees and expenses incurred by the Company, AIP, Acquisition Corp. or Steel Heddle in connection with the roadshow; provided, however, that the Initial Purchaser shall pay, in addition to their own fees and expenses incurred in connection with the roadshow, 50% of the costs and expenses related to the services of the airplane used for such roadshow, (iii) all costs and expenses related to the transfer and delivery of the Series A Debentures to the Initial Purchaser and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iv) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Debentures, (v) all expenses in connection with the registration or qualification of the Series A Debentures for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchaser in connection with such registration or qualification and memoranda relating thereto), (vi) the cost of printing certificates representing the Series A Debentures (vii) all expenses and listing fees in connection with the application for quotation of the Series A Debentures in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (viii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Debentures, (ix) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (x) any fees charged by rating agencies for the rating of the Debentures, (xi) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and (xii) and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

                (j) To use its best efforts to effect the inclusion of the Series A Debentures in PORTAL and to maintain the listing of the Series A Debentures on PORTAL for so long as the Series A Debentures are outstanding.

                (k) To obtain the approval of DTC for "book-entry" transfer of the Debentures, and to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Debentures by DTC for "book-entry" transfer.

                (l) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company substantially similar to the Debentures (other than (i) the Debentures and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchaser.

                (m) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the



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sale of the Series A Debentures to the Initial Purchaser or pursuant to Exempt
Resales in a manner that would require the registration of any such sale of the Series A Debentures under the Act.

                (n) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Debentures.

                (o) To cause the Exchange Offer to be made in the appropriate form to permit Series B Debentures registered pursuant to the Act to be offered in exchange for the Series A Debentures and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

                (p) To comply with all of its agreements set forth in the Registration Rights Agreement.

                (q) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Debentures.

        6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. As of the date hereof, the Company represents and warrants to, and agrees with, the Initial Purchaser that:

                (a) Each of the parties to each of the Transaction Documents have all requisite corporate power and authority to execute, deliver and perform their respective obligations under each of the Transaction Documents to which it is and will be a party; each of the Transaction Documents, and the transactions contemplated thereby, has been and upon completion of the Acquisition Transactions, will be duly and validly authorized, executed and delivered by each party thereto, and each constitutes a valid and legally binding agreement of such party enforceable against each such party in accordance with its terms except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); except as set forth in the Offering Memorandum, no consent, approval, authorization or order of any court or governmental agency or body is required for the performance of any of the Transaction Documents by or the consummation by any party thereto of any of the transactions contemplated thereby, except such as may be required and have been obtained, or upon effectiveness of the Registration Statements, will have been obtained, under the Act, the Trust Indenture Act or state securities or "Blue Sky" laws in connection with the purchase and distribution of the Debentures by the Initial Purchaser; and no party to any of the Transaction Documents is (i) in violation of its certificate of incorporation or bylaws, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, which violation would have a Material Adverse Effect (as



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defined below), or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Transaction Documents or any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of them is a party or to which any of them is subject, which default would have a Material Adverse Effect.

                (b) The execution, delivery and performance of each of the Transaction Documents, and the consummation of the transactions contemplated thereby, will not violate, conflict with or constitute or result in a breach of or a default under (or an event which, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any of the Transaction Documents or any other indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or agreement or instrument to which any party to any of the Transaction Documents is a party or to which any of their respective properties or assets are subject, which violation, conflict, breach or default would have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws of any such party, or
(iii) (assuming compliance with all applicable state securities and "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to any such party, or any of their respective properties or assets, which violation, conflict, breach or default would have a Material Adverse Effect.

                (c) Immediately after the consummation of the Acquisition Transactions, the fair value and present fair saleable value of the assets of the Company will exceed the sum of its respective stated liabilities and identified contingent liabilities; the Company will not be, after giving effect to the execution, delivery and performance of the Transaction Documents, to the extent it is a party thereto, and the consummation of the transactions contemplated thereby, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

                (d) The Company has delivered to the Initial Purchaser a true and correct copy of each of the Transaction Documents that have been executed and delivered prior to the date of this Agreement and each other Transaction Document in the form substantially as it will be executed and delivered on or prior to the Closing Date, together with all related agreements and all schedules and exhibits thereto, and there have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Transaction Documents since their date of execution or from the form in which it has been delivered to the Initial Purchaser; there exists as of the date hereof (after giving effect to the transactions contemplated by each of the Transaction Documents) no event or condition which would constitute a default or an event of default (in each case as defined in each of the Transaction Documents) under any of the Transaction Documents which would result in a Material Adverse Effect or materially adversely affect the ability of the parties to the



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


Transaction Documents to consummate the Acquisition Transactions and the transactions contemplated by the Transaction Documents.

                (e) The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                (f) Each of the Company and Steel Heddle and their respective subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company, Steel Heddle and their respective subsidiaries, taken as a whole or draw into question the validity of this Agreement or the other Operative Documents (a "MATERIAL ADVERSE EFFECT").

                (g) All outstanding shares of capital stock of each of the Company, Acquisition Corp. and Steel Heddle have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. After giving effect to the Acquisition Transactions, all of the outstanding shares of capital stock of Steel Heddle will be owned by the Company, and all of the outstanding shares of capital stock of the Company will be owned by AIP and management investors, in each case free and clear of any security interest, claim, lien, pledge, encumbrance or adverse interest of any nature (each, a "LIEN") (except as may arise pursuant to (i) the Bank Agreements and (ii) the pledge of shares of common stock of the Company to be purchased by Messrs. Boggs, Connor, Treglia and Wright in order to secure payment of the purchase price of such shares), and except as set forth in the Offering Memorandum there are no, and at the Closing Date there will not be, any outstanding rights (including without limitation preemptive rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or Steel Heddle or any of their direct or indirect subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or Steel Heddle or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

                (h) The entities listed on Schedule A hereto are the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any Lien except for Liens under the Bank Agreements.

                (i) This Agreement has been duly authorized, executed and delivered by the Company.

                (j) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Indenture has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will be a valid and binding agreement, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                (k) The Series A Debentures have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Series A Debentures have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Series A Debentures will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors= rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Series A Debentures will conform as to legal matters to the description thereof contained in the Offering Memorandum.

                (l) On the Closing Date, the Series B Debentures will have been duly authorized by the Company. When the Series B Debentures are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Debentures will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                (m) The Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

                (n) Neither the Company, Steel Heddle nor any of their respective subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company, Steel Heddle and their respective subsidiaries, taken as a whole, to which the Company, Steel Heddle or any of their respective subsidiaries is a party or by which the Company, Steel Heddle or any of their respective subsidiaries or their respective property is bound.

                (o) The execution, delivery and performance of this Agreement by the Company, compliance by the Company with all provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company, Steel Heddle or any of their respective subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company, Steel Heddle or any of their respective subsidiaries, taken as a whole, to which the Company, Steel Heddle or any of their respective subsidiaries is a party or by which the Company, Steel Heddle or any of their respective subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, Steel Heddle, any of their respective subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company, Steel Heddle or any of their subsidiaries is a party or by which the Company, Steel Heddle or any of their respective subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company, Steel Heddle or any of their respective subsidiaries or result in any other impairment of the rights of the holder of any such Authorization except, in each case, as would not have a Material Adverse Effect.

                (p) There are no legal or governmental proceedings pending or threatened to which the Company, Steel Heddle or any of their respective subsidiaries is or could be a party or to which any of their respective property is or could be subject, which would reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect.

                (q) Neither the Company, Steel Heddle nor any of their respective subsidiaries has violated any material foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any material provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                (r) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                (s) All material tax returns required to be filed by the Company, Steel Heddle and any of their respective subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company, Steel Heddle or any of their respective subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                (t) The Company, Steel Heddle and their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, Steel Heddle and their respective subsidiaries, in each case free and clear of all Liens and defects, except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, Steel Heddle and their respective subsidiaries; and any real property and buildings held under lease by the Company, Steel Heddle and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, Steel Heddle and their respective subsidiaries, in each case except as described in the Offering Memorandum.

                (u) The assets of the Company, Steel Heddle and their respective subsidiaries include all of the assets and properties used by the Company, Steel Heddle and their respective subsidiaries in, and material to, the conduct of the businesses of the Company, Steel Heddle and their respective subsidiaries as currently conducted, and such assets are in working condition, except where the failure of such assets to be in working condition will not be reasonably expected to have a Material Adverse Effect.

                (v) The Company, Steel Heddle and their respective subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company, Steel Heddle nor any of their respective subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                (w) Each of the Company, Steel Heddle and their respective subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company, Steel Heddle and their respective subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company, Steel Heddle or any of their respective subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                (x) The accountants, Ernst & Young LLP, that have certified the financial statements and supporting schedules included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to the Company and Steel Heddle, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

                (y) The historical financial statements, together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of Steel Heddle and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of Steel Heddle.

                (z) The pro forma financial statements and the related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum (and in each case any amendment or supplement thereto) have been prepared on a basis consistent with the historical financial statements and related notes thereto of Steel Heddle and its subsidiaries except as specifically referred to therein or in the notes thereto and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other pro forma financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

                (aa) The Company, Steel Heddle and each of their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (bb) The Company, Steel Heddle and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company, Steel Heddle nor any of their respective subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

                (cc) Neither the Company nor Steel Heddle is and, after giving effect to the offering and sale of the Series A Debentures and the application of the net proceeds thereof as described in the Offering Memorandum, neither the Company nor Steel Heddle will be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                (dd) Except for the Registration Rights Agreement (attached hereto as Exhibit A), there are no contracts, agreements or understandings between the Company, Steel Heddle and any person granting such person the right to require the Company or Steel Heddle to file a registration statement under the Act with respect to any securities of the Company or Steel Heddle or to require the Company or Steel Heddle to include such securities with the Debentures registered pursuant to any Registration Statement.

                (ee) Neither the Company, Steel Heddle, nor any of their respective subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement, the Bank Agreements or the issuance or sale of the Series A Debentures to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                (ff) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on any such Person's retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

                (gg) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company, Steel Heddle and their respective subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company, Steel Heddle or any of their respective subsidiaries and (iii) neither the Company, Steel Heddle nor any of their respective subsidiaries has incurred any material liability or obligation, direct or contingent.

                (hh) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                (ii) When the Series A Debentures are issued and delivered pursuant to this Agreement, the Series A Debentures will not be of the same class (within the meaning of Rule 144A under the Act) as any security of any of the Company that is listed on a national securities exchange registered under
Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

                (jj) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company, Steel Heddle, or any of their respective representatives (other than the Initial Purchaser, as to whom the Company makes no representation) in connection with the offer and sale of the Debentures contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Debentures have been issued and sold by the Company or Steel Heddle within the six-month period immediately prior to the date hereof.

                (kk) Except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among the Company, Steel Heddle or any of their respective subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, Steel Heddle or any of their respective subsidiaries on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

                (ll) No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Series A Debentures, or suspends the sale of the Series A Debentures in any jurisdiction referred to in Section 4(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company, Steel Heddle or any of their respective subsidiaries which would prevent or suspend the issuance or sale of the Debentures in any jurisdiction referred to in Section 4(e).

                (mm) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company, Steel Heddle or any of their respective subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company, Steel Heddle or any of their respective subsidiaries or (iii) union representation question existing with respect to the employees of the Company, Steel Heddle or any of their respective subsidiaries, except in the case of clauses (i), (ii) and (iii) for such actions which, singly or in the aggregate, would not have a Material Adverse Effect.

                (nn) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

                (oo) None of the Company, Steel Heddle nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("REGULATION S") with respect to the Debentures.

                (pp) The Series A Debentures offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                (qq) The sale of the Series A Debentures pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                (rr) No registration under the Act of the Series A Debentures is required for the sale of the Series A Debentures to the Initial Purchaser as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchaser's representations and warranties and agreements set forth in
Section 7 hereof.

                (ss) The Company, Steel Heddle and their respective affiliates and all persons acting on their behalf (other than the Initial Purchaser, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Debentures outside the United States and, in connection therewith, the Offering memorandum will contain the disclosure required by Rule 902(h).

                (tt) The Series A Debentures sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Debentures by non-U.S. persons or U.S. persons who purchased such Series A Debentures in transactions that were exempt from the registration requirements of the Act.

                (uu) Each certificate signed by any officer of the Company and delivered to the Initial Purchaser or counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

        The Company acknowledges that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

        7. INITIAL PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Initial Purchaser represents and warrants to, and agrees with the Company that:

                (a) Such Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Debentures.

                (b) Such Initial Purchaser (A) is not acquiring the Series A Debentures with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Debentures in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Debentures only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Act.

                (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser in connection with the offer and sale of the Series A Debentures pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Debentures only from, and will offer to sell the Series A Debentures only to, Eligible Purchasers. The Initial Purchaser further agrees that it will offer to sell the Series A Debentures only to, and will solicit offers to buy the Series A Debentures only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs, and (B) Regulation S Purchasers, in each case, that agree that (x) the Series A Debentures purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Debentures, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VI) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Series A Debentures or an interest therein is transferred a notice substantially to the effect of the foregoing.

                (e) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Debentures.

                (f) The Series A Debentures offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                (g) The sale of the Series A Debentures offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                (h) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Series A Debentures in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Debentures pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Series A Debentures (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Debentures, except such advertisements as permitted by and include the statements required by Regulation S.

                (i) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Debentures by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

    "The Series A Debentures covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A under the Securities Act), and in connection with any subsequent sale by you of the Series A Debentures covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

                (j) Such Initial Purchaser agrees that the Series A Debentures offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Debentures by non-U.S. persons or U.S. persons who purchased such Series A Debentures in transactions that were exempt from the registration requirements of the Act.

                Such Initial Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to
Section 9 hereof, counsel to the Company and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and such Initial Purchaser hereby consents to such reliance.

        8.      INDEMNIFICATION.

                (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, its directors, its officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Series A Debentures pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished in writing to the Company by such Initial Purchaser; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver a Final Offering Memorandum (as then amended or supplemented, provided by the Company to the Initial Purchaser in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgements caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Final Offering Memorandum.

                (b) The Initial Purchaser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to such Initial Purchaser but only with reference to information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchaser shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchaser). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                (d)     To the extent the indemnification provided for in this
Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Initial Purchaser on the other hand from the offering of the Debentures or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Debentures (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchaser bear to the total price to investors of the Series A Debentures, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

        9. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchaser to purchase the Debentures under this Agreement are subject to the satisfaction of each of the following conditions:

                (a) There have been no amendments, alterations, modifications, or waivers of any provisions of the Transaction Documents, except such amendments, alterations, modifications or waivers which, in the judgment of the Company, as evidenced by a certificate signed by the Chairman of the Board, the President, an Executive Vice President, Vice President or Secretary of the Company were necessitated by a materially adverse change in the business, operations or financial condition of the Company, Steel Heddle or their respective subsidiaries, and do not modify the maturities of or security arrangements for other indebtedness being incurred to consummate the transactions contemplated by the Transaction Documents. You shall have received a certificate dated the Closing Date and signed by the Chairman of the Board, the President, an Executive Vice President, Vice President or Secretary of the Company to such effect.

                (b) The following events shall have taken place at the time of the purchase of the Series A Debentures by the Initial Purchaser (i) Intermediate will have merged with and into Steel Heddle, which will be the surviving corporation of such merger, (ii) Old Holdings will have merged with and into Steel Heddle, which will be the surviving corporation of such merger, and (iii) Acquisition Corp. will have merged with and into Steel Heddle, which will be the surviving corporation of such merger.

                (c) On or before the Closing Date, the Initial Purchaser and Milbank Tweed Hadley & McCloy, counsel for the Initial Purchaser, shall have received such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company, Steel Heddle and their respective subsidiaries as each of them shall have requested.

                (d) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                (e) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or the Debentures (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or the Debentures by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Debentures than that on which the Debentures were marketed.

                (f) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and Steel Heddle and their respective subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company, Steel Heddle or any of their respective subsidiaries and (iii) neither the Company, Steel Heddle nor any of their respective subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(f)(i), 9(f)(ii) or 9(f)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Series A Debentures on the terms and in the manner contemplated in the Offering Memorandum.

                (g) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the President and the Chief Financial Officer of the Company confirming the matters set forth in Sections 6(gg), 9(d) and 9(e) and stating that the Company has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.

                (h) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchaser), dated the Closing Date, of Kirkland & Ellis, counsel for the Company substantially in the form of Exhibit B hereto.

                (i) The Initial Purchaser shall have received on the closing date opinions, each dated the Closing Date and in form and substance satisfactory to the Initial Purchasers, of Pennsylvania counsel and South Carolina counsel with respect to Steel Heddle and its domestic subsidiaries.

                (j) The Initial Purchaser shall have received on the Closing Date an opinion, dated the Closing Date, of Milbank Tweed Hadley & McCloy, counsel for the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser.

                (k) The Initial Purchaser shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser from Ernst & Young LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchaser with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                (l) The Series A Debentures shall have been approved by the NASD for trading and duly listed in PORTAL.

                (m) The Initial Purchaser shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company and the Trustee.

                (n) The Company shall have executed the Registration Rights Agreement and the Initial Purchaser shall have received an original copy thereof, duly executed by the Company.

                (o) The Initial Purchaser shall have received from Valuation Research Corporation an opinion in form and substance satisfactory to the Initial Purchaser regarding the solvency of the Company following the issuance and sale of the Series A Debentures hereunder and consummation of the Acquisition Transactions.

                (p) Steel Heddle shall have paid, or shall have authorized payment out of the proceeds of the Steel Heddle Note Offering of, the commitment fee of $1,000,000 due to DLJ Bridge Finance, Inc. and NationsBridge, L.L.C. (the "BRIDGE LENDERS") pursuant to the Fee Letter Agreement dated April 28, 1998 between the Bridge Lenders and AIP.

                (q) Steel Heddle shall have consummated the Steel Heddle Note Offering.

                (r) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

        10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

        This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchaser by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchaser's judgment, is material and adverse and, in the Initial Purchaser's judgment, makes it impracticable to market the Series A Debentures on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company, Steel Heddle and their respective subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

        11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Steel Heddle Group, Inc., 1801 Rutherford Road, Greenville, South Carolina, 29607, Attention:
Chief Financial Officer, (864) 244-4110 and (ii) if to the Initial Purchaser, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

        The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Debentures, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, the officers or directors of the Initial Purchaser, any person controlling the Initial Purchaser, the Company, the officers or directors of the Company, or any person controlling the Company, (ii) acceptance of the Series A Debentures and payment for them hereunder and (iii) termination of this Agreement.

        If for any reason the Series A Debentures are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company agrees to reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse the Initial Purchaser and its officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

        The statements set forth in the last paragraph on the cover page and the first four paragraphs and the ninth paragraph under the caption "Plan of Distribution" in the Offering Memorandum constitute the written information furnished by or on behalf of the Initial Purchaser referred to in Sections 6(e), 8(a), 8(b) and 8(d).

        Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchaser, the Initial Purchaser's directors and officers, any controlling persons referred to herein, the directors of the Company and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Debentures from the Initial Purchaser merely because of such purchase.

        This Agreement shall be governed and construed in accordance with the laws of the State of New York.

        This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

        Please confirm that the foregoing correctly sets forth the agreement among the Company and the Initial Purchaser.


                                      Very truly yours,

                                      STEEL HEDDLE GROUP, INC.



                                      By: /s/ Robert J. Klein
                                          --------------------------------------
                                           Robert Klein
                                           President


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION



By:  /s/ William Baumgart
     --------------------------------------
     William Baumgart
     Vice President

                                    SCHEDULE

                                SUBSIDIARIES ( )

SH-AIP Acquisition Corp., a Delaware corporation.

                                    EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT B

                        FORM OF KIRKLAND & ELLIS OPINION